Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO THE EMPLOYMENT AGREEMENT (this “Amendment”) is made as of July 23rd, 2025 by and among I.R. Med Ltd, an Israeli Company with registration # 514824952, (the “Company”), and Sharon Levkoviz ID # 027123751 (the “employee”).

WHEREAS, the Company and the employee entered into an employment agreement in January ,2021 (the “Employment Agreement”) and

WHEREAS, the Company and the Employee wish to reduce into writing two amendments to the employment agreement, as approved in January, 2021.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	To amend the monthly salary to 7,500 NIS starting from August 1st,2025

Notwithstanding the provisions of Schedule B Section 1 of the Employment Agreement, the Company and the employee hereby agree to amend the monthly gross salary to 7,500 NIS starting from August 1st,2025, and forward. In addition, the parties agree that the scope of the Employee’s position shall be reduced to 25% as of the same date.

2.	To cancel the benefit of the leased car starting from August 1st,2025

Notwithstanding the provisions of Schedule B, Section 8 of the Employment Agreement, the Company and the Employee hereby agree that, effective as of August 1st, 2025, the Employee shall no longer be entitled to the benefit of a leased car or any related payments or allowances.

3.	Miscellaneous.

A.	This Amendment shall be governed by and construed in accordance with the laws of the State of Israel, excluding the body of law pertaining to conflict of law. Any disputes arising under or in relation to this Agreement shall be resolved exclusively by the competent courts of Tel-Aviv.

B.	Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Amendment may be assigned or transferred by the Company without the prior consent in writing of the employee.

C.	This Amendment constitutes the full and entire understanding and agreement betweenthe parties with regard to the subject matter hereof and thereof, provided however that the Employment Agreement shall continue to be binding upon the parties’ and be in full force and effect, subject to the changes herein.

D.	Any term of this Amendment may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only by the execution of a written amendment to this Amendment to be signed by the parties hereto.

E.	All notices and other communications required or permitted hereunder to be given to aparty to this Amendment shall be in writing and shall be faxed, emailed or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, to the following addresses, or such other address with respect to a party as such party shall notify each other party in writing as above provided: (i) if to the Lender, to the addresses set forth in the preamble, and (ii) if to the Company, Tzahar Industrial Zone, Rosh Pina 1210002 Email: sharon@ir-medical.com Any notice sent in accordance with this Section shall be effective (i) if mailed, five (5) business days after mailing, (ii) if sent by messenger upon delivery and (iii) if sent via fax or email, upon transmission and electronic confirmation of receipt or if transmitted and received on a non-business day, on the first business day following transmission and electronic confirmation of receipt.

F.	No delay or omission to exercise any right, power, or remedy accruing to any partyupon any breach or default under this Amendment, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

G.	This Amendment may be executed in any number of counterparts, each of which shallbe deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument. Signatures by facsimile or signatures which have been scanned and transmitted by electronic mail shall be deemed valid and binding for all purposes.

IN WITNESS WHEREOF the parties have signed this Amendment to the Employment Agreement in one or more counterparts as of the date first herein above set forth.

Company:

I.R. Med Ltd.

/s/ Ran Ziskind

By:	Ran Ziskind

Title:	CEO

Employee:

/s/ Sharon Levkoviz

Sharon Levkoviz